Reconciliation of Pretax Income from Continuing Operations to EBITDA by Segment

Exhibit 99.1

		Residential
	Community	Real Estate	Commercial			Corporate
	Development	Services	Real Estate	Forestry	St. Joe Land	& Other	Consolidated
For the Year Ended December 31, 2003
Pretax income from continuing operations	$80.6	$—	$(2.4)	$8.1	$78.4	$(43.0)	$121.7
Plus:
Depreciation & amortization	8.6	—	14.2	4.1	0.2	3.3	30.4
Interest expense	8.0	—	8.0	0.1	0.3	4.4	20.8
Equity in income (loss) of unconsolidated affiliates	(4.1)	—	1.9	—	—	—	(2.2)
Less:
Minority interest	(0.5)	—	(0.2)	—	—	—	(0.7)
EBITDA	$92.6	$—	$21.5	$12.3	$78.9	$(35.3)	$170.0

For the Year Ended December 31, 2002
Pretax income from continuing operations	$60.8	$—	$3.0	$8.0	$68.1	$91.2	231.1
Plus:
Discontinued operations	—	37.5	0.3	—	—	—	37.8
Depreciation & amortization	4.4	1.1	10.2	4.1	0.2	3.8	23.8
Interest expense	6.6	0.2	7.5	0.1	—	9.3	23.7
Equity in income (loss) of unconsolidated affiliates	11.9	—	(0.9)	—	—	—	11.0
Less:
Minority interest	(1.3)	—	(0.2)	—	—	—	(1.5)
EBITDA	$82.4	$38.8	$19.9	$12.2	$68.3	$104.3	$325.9

Reconciliation of Pretax Income from Continuing Operations to EBITDA by Segment

Exhibit 99.1

	Community	Commercial			Corporate
	Development	Real Estate	Forestry	St. Joe Land	& Other	Consolidated
For the Quarter Ended December 31, 2003
Pretax income from continuing operations	$13.2	$6.5	$2.3	$33.2	$(12.2)	43.0
Plus:
Depreciation & amortization	3.1	4.2	0.9	0.1	1.0	9.3
Interest expense	2.2	2.2	—	0.3	1.0	5.7
Equity in income (loss) of unconsolidated affiliates	0.2	0.1	—	—	—	0.3
Less:
Minority interest	0.1	(0.1)	—	—	—	-
EBITDA	$18.8	$12.9	$3.2	$33.6	$(10.2)	58.3

For the Quarter Ended December 31, 2002
Pretax income from continuing operations	$19.9	$4.6	$2.0	$30.7	$28.4	85.6
Plus:
Depreciation & amortization	1.5	3.0	1.0	—	1.0	6.5
Interest expense	2.7	2.1	—	—	1.2	6.0
Equity in income (loss) of unconsolidated affiliates	(0.2)	(0.1)	—	—	—	(0.3)
Less:
Minority interest	(0.4)	—	—	—	—	(0.4)
EBITDA	$23.5	$9.6	$3.0	$30.7	$30.6	97.4